                          TRADEMARK LICENSING AGREEMENT


     This TRADEMARK LICENSING AGREEMENT (this "License"), dated as of November 18, 1996, is by and between FIELDCREST CANNON, INC., a Delaware corporation ("Licensor"), and PILLOWTEX CORPORATION, a Texas corporation ("Licensee").

                              W I T N E S S E T H:

     WHEREAS, Licensor is engaged, through its Blanket Division located in Eden, North Carolina (the "Division"), in the business of manufacturing, designing and selling blankets and throws; and

     WHEREAS, Licensor desires to sell, and Licensee desires to purchase, certain assets used by the Division in the conduct of such business (the "Business"), together with certain other assets of Licensor, on the terms and conditions set forth in a certain Asset Purchase Agreement (the "Agreement"), dated as of October 3, 1996; and

     WHEREAS, Licensor is the owner or exclusive licensee of certain Licensed Marks, as defined herein, held for use in connection with the manufacture and sale of (i) any and all types of blankets and throws, and (ii) any and all types of pillows, down comforters, pillow protectors, mattress pads, mattress covers and featherbeds, including without limitation those used in connection with the conduct of the Business; and

     WHEREAS, Licensee desires to use the Licensed Marks in connection with the manufacture and sale of any and all types of blankets, throws, pillows, down comforters, pillow protectors, mattress pads, mattress covers, feather beds and related items.

     NOW, THEREFORE, the parties agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

     1.1 DEFINED TERMS. Unless otherwise defined herein, the following terms as used herein shall have the following respective meanings:

     "BLANKET PRODUCTS" shall mean any and all types of blankets and throws sold under the Licensed Marks.

     "LICENSED MARKS" shall mean the intellectual property listed on Schedule
2.1 hereto.

     "LICENSED PRODUCTS" shall mean Blanket Products and Pillow Products, collectively.

     "PILLOW PRODUCTS" shall mean any and all types of pillows, down comforters, pillow protectors, mattress pads, mattress covers and featherbeds sold under the Licensed Marks.


                                   ARTICLE II

                                  LICENSE GRANT

     2.1 LICENSE GRANT. Subject to the terms and conditions contained herein, Licensor grants to Licensee the exclusive, worldwide license to use the Licensed Marks in connection with the Licensed Products. This right is exclusive even as against the Licensor.

     2.2 CORPORATE AND TRADE NAMES. Licensee shall not use any Licensed Mark as part of its corporate name or trade name without the prior written consent of Licensor.

     2.3 SUBLICENSING. Licensee shall not grant a sublicense to use the Licensed Marks without the prior written consent of Licensor, except that Licensee may grant a sublicense to a subsidiary or affiliate in which it owns and maintains more than 50% of the issued and outstanding shares of voting stock or other equity interest; PROVIDED, HOWEVER, that each permitted sublicense, if any, shall be subject to all of the following additional terms and conditions:

     (a) Any such permitted sublicense shall immediately terminate in the event Licensee ceases to own more than 50% of the issued and outstanding shares of voting stock or other equity interest of the sublicensee.

     (b) Each sublicense agreement ("Sublicense Agreement") between licensee and any permitted sublicensee shall be subject to the terms and conditions of this License.

     (c) Any termination of this License shall immediately terminate all Sublicense Agreements.

     (d) Licensee shall remain fully liable to Licensor for the full and timely performance of each permitted sublicensee.

     (e) All Licensed Products sold by any permitted sublicensee under the Licensed Marks shall be deemed "Licensed Products" for purposes of this License, as if Licensee were the seller thereof.

     (f) Each Sublicense Agreement with each permitted sublicensee shall include a provision specifically stating that Licensor is an intended third-party beneficiary of such Sublicense Agreement.

     (g) Further sublicensing by any permitted sublicensee of any rights arising hereunder is expressly prohibited.

     (h) Within 15 calendar days following the execution and delivery of any Sublicense Agreement, Licensee shall deliver to Licensor a written notice specifying the name and address of the permitted sublicensee party thereto.

Any sublicensing or attempted sublicensing by Licensee of the Licensed Marks other than in accordance with this subsection shall be null and void and shall be deemed a material breach of this License.


                                   ARTICLE III

                                      TERM

     3.1 INITIAL TERM. This License shall begin on the date hereof and, unless earlier terminated as set forth in this License, shall end on December 31, 2021 (the "Initial Term"), subject to renewal as provided in Section 3.2.

     3.2 RENEWAL TERM. This License shall automatically renew for an additional ten year period, until December 31, 2031 (the "Renewal Term"), unless
(a) Licensor shall give Licensee written notice of Licensor's election not to renew this License for the Renewal Term on or before December 31, 2018, or
(b) Licensee is not in compliance in all material respects with the provisions of this License on December 31, 2021, provided that Licensee shall have received from Licensor written notice of such non-compliance and Licensee shall

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have failed to cure such non-compliance in accordance with the applicable cure provisions of Article VIII below. The provisions of this Section 3.2 shall not limit or affect Licensor's right to terminate this License in accordance with the provisions of Article VIII below.

                                   ARTICLE IV

                                    ROYALTIES

     4.1 INITIAL TERM ROYALTY. During the Initial Term, Licensee shall pay Licensor a royalty as follows:

     (a) Licensee shall pay Licensor a royalty of one percent (1%) of the Net Sales of Blanket Products invoiced on or before December 31, 2001.

     (b) Licensee shall pay Licensor a royalty of three percent (3%) of the Net Sales of Blanket Products invoiced after December 31, 2001.

     (c) Licensee shall pay Licensor a royalty of three percent (3%) of the Net Sales of Pillow Products.

     4.2 RENEWAL TERM ROYALTY. During the Renewal Term, if any, Licensee shall pay Licensor a royalty of three percent (3%) of the Net Sales of all Licensed Products.

     4.3 ADVANCES AGAINST ROYALTY PAYMENTS. During the Initial Term and Renewal Term, if any, of this License, Licensee shall pay to Licensor advances against royalty payments as follows:

     (a) On or prior to March 1 of each fiscal year of Licensee commencing during the Initial Term or the Renewal Term, if any, Licensee shall pay to Licensor $300,000 for royalties due in respect of Net Sales of Blanket Products for such fiscal year. For each such fiscal year, such amount shall be applied against the payment of such royalties pursuant to this
     Article IV, and, if such royalties do not equal or exceed such amount, Licensor shall retain any portion of such amount not so applied and shall have no obligation to carry forward any such remaining portion of the advance to any succeeding year.

     (b) On or prior to March 1 of each fiscal year of Licensee commencing during the Initial Term or the Renewal Term, if any, Licensee shall pay to Licensor $300,000 for royalties due in respect of Net Sales of Pillow Products for such fiscal year. For each such fiscal year, such amount shall be applied against the payment of such royalties pursuant to this
     Article IV, and, if such royalties do not equal or exceed such amount, Licensor shall retain any portion of such amount not so applied and shall have no obligation to carry forward any such remaining portion of the advance to any succeeding year.

With respect to Licensee's fiscal year during which this License terminates, if any payment provided for in this Section 4.3 has been made for such fiscal year prior to such termination, Licensor shall refund to Licensee promptly following such termination a pro rata portion of such payment based on the number of days remaining in such fiscal year following such termination.

     4.4 NET SALES. The term "Net Sales" shall mean Licensee's or any permitted sublicensee's actual gross sales (excluding any advertising price loads requested by customers) less any trade discounts or returns actually made or allowed. For purposes of computing Net Sales, no deduction shall be made for doubtful or uncollectible accounts.

     4.5 ROYALTY PAYMENTS. Subject to the provisions of Section 4.3, royalties shall become due and payable to Licensor on a quarterly basis and shall be paid by Licensee within 45 calendar days following the end of each of Licensee's fiscal quarters of each fiscal year. Subject to the provisions of Section 4.3, at the termination of this License all unpaid royalties shall become due and payable and shall be paid within 45 calendar days following the date of termination. Each royalty payment shall be accompanied by a statement of account, certified as accurate by an officer of Licensee, itemizing in reasonable detail the gross revenues and deductions therefrom in computing Net Sales, the royalty due for that calendar quarter and the amount of such royalty against which payments made by Licensee pursuant to Section 4.3 shall be applied. Each such statement of account shall segregate and itemize the Net Sales by Licensee and the Net Sales by each permitted sublicense (if any).

     4.6 ROYALTY RECORDS. Licensee shall keep records sufficient to verify its royalty payments under this License.

All such records shall be kept for at least three years after the end of the fiscal year in respect of which a royalty is due under this License. Licensor shall have the right, no more frequently than once during any Licensee fiscal year, upon reasonable notice to Licensee, to have all such records examined at Licensor's expense, without unreasonable disruption of Licensee's business and personnel and during normal business hours, by Licensor's representatives or by its certified public accounting firm; PROVIDED, HOWEVER, in the event an underpayment in past royalties in excess of two percent (2%) is discovered, Licensee shall, in addition to paying the underpaid amount, pay for all inspection costs, plus interest on the amount of any royalty underpayment from the date such royalty was payable until the date such royalty is actually paid at an annual rate equal to the prime lending rate of Wachovia Bank & Trust, N.A., Winston-Salem, North Carolina, as announced and in effect at the date of the discovery of the underpayment.

                                    ARTICLE V

                                 PRODUCT QUALITY

     5.1 QUALITY STANDARDS;PRODUCT APPROVAL. Licensor shall have the right to approve all Licensed Products to ensure that the Licensed Products meet its quality standards. Before selling any new Licensed Product item, Licensee shall deliver to Licensor a sample of such item for Licensor's approval, which shall not be unreasonably withheld. Licensor shall be deemed to have approved each such sample if it has neither approved nor disapproved the sample in writing within 20 calendar days after the sample's delivery. All Licensed Products sold hereunder shall be at least equal in quality to the corresponding samples delivered to Licensor, but Licensee shall not be obligated to deliver any further samples to Licensor unless the quality of a given item is to be changed. All Licensed Products shall be manufactured and sold in accordance with all applicable laws and regulations.

     5.2 QUALITY INSPECTIONS. Licensor shall have the right to inspect, upon reasonable notice to Licensee, without unreasonable disruption of Licensee's business and personnel and during normal business hours, such of the premises, facilities and records of Licensee and any permitted sublicensee as are necessary solely for the purpose of maintaining quality control over the nature and quality of the Licensed Products.

     5.3 NOTIFICATION OF QUALITY CONTROL PROBLEMS. In the event any Licensed Products do not, in Licensor's reasonable judgment, meet the quality standards set forth in this License during the term hereof, Licensor shall notify Licensee in writing of any such deficiencies, and Licensee shall promptly (but in any event within 30 days after receiving such written notice from Licensor) repair or change such Licensed Products (or, in the case of Licensed Products manufactured or sold by any permitted sublicensee, Licensee shall cause such permitted sublicensee to repair or change such Licensed Products) to conform to such quality standards. If such conformity is not or cannot be attained, Licensee shall not permit the Licensed Marks to be used in connection with such Licensed Products; PROVIDED, HOWEVER, that sales of any such Licensed Products shipped prior to Licensor's written notice of such deficiencies shall nevertheless be treated as Net Sales for purposes of computing royalties hereunder.

     5.4 USE OF LICENSED MARKS DESIGNATED FOR "PREMIUM" PRODUCTS. The parties acknowledge that Licensor has designated certain of the Licensed Marks as its "premium" marks, based on the premium quality materials with which the products bearing such Licensed Marks are manufactured and based on the price points at which Licensor has targeted such products. Such Licensed Marks are hereinafter referred to as the "Premium Licensed Marks," and are designated on Schedule 2.1 with an asterisk. Licensee expressly acknowledges that the preservation of the brand image of such Premium Licensed Marks depends upon the preservation of the premium quality of all products bearing such Premium Licensed Marks. Prior to the date hereof, Licensor has provided Licensee with the manufacturing and content specifications (the "Premium Product Specifications") for all Blanket Products and Pillow Products previously manufactured and sold by Licensor under the Premium Licensed Marks. Without the prior written consent of Licensor, Licensee shall not use, and shall not permit any permitted sublicensee to use, any Premium Licensed Mark on or in connection with any product that does not meet or exceed the quality standards of content and/or manufacture set forth in the Premium Product Specifications or otherwise approved by Licensor.

     5.5 SALE OF "SECONDS" OR REJECTED PRODUCTS. The Licensed Marks must be removed from and may not appear on any "second-quality goods," "irregulars" or "defective goods," unless removal of the Licensed Marks would damage the physical integrity of the product.

                                   ARTICLE VI

                       MARK OWNERSHIP, USE, AND PROTECTION

     6.1  MARK OWNERSHIP.

     (a) Licensor represents and warrants that it is the owner or exclusive licensee of the Licensed Marks as applied to the products manufactured and sold by Licensor under the Licensed Marks immediately prior to the execution and delivery hereof and that no other entity, to the best of Licensor's knowledge and belief, has the right to use any mark, either in the identical form or in such near resemblance as to be likely, when applied to the goods or services of such entity, to cause confusion, or to cause mistake, or to deceive. Licensor represents and warrants that it has the full power and authority to grant to Licensee the rights granted under this License. Notwithstanding the foregoing or any other provision contained in this License, Licensor neither represents nor warrants that Licensee's or any permitted sublicensee's use of any Licensed Mark in connection with any Licensed Product, other than those manufactured and sold by Licensor under the Licensed Marks immediately prior to the execution and delivery hereof, will not infringe the rights of any third party.

     (b) Licensee expressly acknowledges Licensor's exclusive ownership of, or exclusive license under, the Licensed Marks and that Licensee's use of the Licensed Marks shall not create in Licensee's favor any right, title or interest in or to the Licensed Marks, that such use shall inure exclusively to the benefit of Licensor's interest in the Licensed Marks, and that Licensee may not make any application to register any Licensed Mark or any translation thereof or any mark confusingly similar thereto anywhere in the world. For the term of this License or thereafter, Licensee shall not raise or cause to be raised any question concerning or objection to the validity of the Licensed Marks or the right of Licensor thereto on any grounds whatsoever.

     6.2 MARK USAGE. All Licensed Products shall be labeled, packaged and advertised in accordance with all applicable laws and regulations and in conformity with Licensor's labels, packages and advertisements for comparable products immediately prior to the execution and delivery hereof and with Licensee's labels, packages and advertisements used by Licensee in connection with products sold under the Prior Licenses (as defined in Section 8.8) immediately prior to the execution and delivery hereof. All advertising, promotional materials (including all labels, packaging, containers and displays) and catalogs that include or refer to any of the Licensed Marks in connection with Licensed Products shall be subject to Licensor's prior written approval, which approval shall not be unreasonably withheld. Licensee shall submit to Licensor layouts for all proposed copy and layouts of such advertising and promotional materials, with a list of media outlets in which such copy is intended to be placed, prior to any usage thereof. If Licensor does not give Licensee notice of disapproval of any such material within 15 days of its receipt thereof, the materials so submitted shall be deemed to have been approved by Licensor. In addition, Licensee shall supply Licensor, upon request, with specimens of all uses of the Licensed Marks.

     6.3 MARK PROTECTION. Licensor shall take all reasonable actions to maintain and enforce the Licensed Marks, whether or not Licensor uses the Licensed Marks or licenses the Licensed Marks to another party. Licensee shall promptly notify (and shall require each permitted sublicensee to notify) Licensor in writing of any and all uses of infringing marks, unfair competition or colorable imitations of the Licensed Marks that become known by a senior executive officer of Licensee or of any permitted sublicensee.
In the event that a Licensed Mark is infringed by a third party, Licensor shall have the sole authority to conduct an action for infringement or a cancellation, opposition or other INTER PARTES proceeding, at its own expense, provided that Licensee shall have the right to participate in such action or proceeding through counsel retained at Licensee's own expense. Licensee shall provide reasonable assistance to Licensor, at Licensor's expense (other than Licensee's attorney's fees), in any action for infringement or unfair competition involving a Licensed Mark or in any opposition, cancellation or other INTER PARTES proceeding involving rights in and to a Licensed Mark. Licensor, if it so desires, may join Licensee as a party, at Licensor's expense, to any litigation involving rights in and to a Licensed Mark.

     6.4 COMPLIANCE WITH LOCAL TRADEMARK LAWS. Licensee shall use the Licensed Marks in accordance with the applicable legal requirements in each jurisdiction in which it uses the Licensed Marks, and shall use such markings in connection therewith as may be reasonably required by Licensor or be required by such jurisdiction's pertinent legal provisions. Licensee shall fully cooperate with Licensor in preparing and causing to be recorded in every jurisdiction where applicable, registered user applications and/or agreements and all other documents which may be necessary or desirable to evidence, protect and implement the rights of Licensor in the Licensed Marks.
 If registration of Licensee or any permitted sublicensee as a registered user is required in any jurisdiction in which Licensee or such permitted sublicensee intends to use the Licensed Marks or to distribute Licensed Products, Licensor shall bear all expenses, including government fees and trademark agents' fees, relating to the registration of Licensee or the permitted sublicensee as a user of the License Marks and relating to the cancellation of any registration. Licensee hereby irrevocably appoints Licensor as its agent and attorney-in-fact to execute and file on behalf of Licensee in the trademark offices of all registered-user jurisdictions cancellation applications and withdrawal requests with respect to any existing user registrations and any pending registered-user applications upon the expiration or termination of this License.

     6.5 MARKING REQUIREMENT FOR LICENSED PRODUCTS SOLD IN CANADA. In addition to the customary usage and presentation of the Licensed Marks on labels, packaging, containers and displays, all Licensed Products shipped to Canada shall bear the following additional legend: "Manufactured under exclusive license from Fieldcrest Cannon, Inc."


                                   ARTICLE VII

                                 INDEMNIFICATION

     7.1 LICENSOR'S INDEMNIFICATION. Licensor shall indemnify, defend and hold harmless Licensee for all liability and costs (including reasonable attorneys' fees) of Licensee arising from (i) a claim of mark infringement or mark dilution related to Licensee's use of the Licensed Marks under this License, (ii) any breach of any representation or warranty made by Licensor under this License, or
(iii) any failure by Licensor to perform or fulfill any of its covenants or agreements set forth in this License.

     7.2 LICENSEE'S INDEMNIFICATION. Licensee shall indemnify, defend and hold harmless Licensor for all liability (other than liability for mark infringement or mark dilution related to Licensee's use of the Licensed Marks under this License) and costs (including reasonable attorneys' fees) of Licensor arising

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from (i) a tort claim, if the cause of the liability is the action or inaction of Licensee, and Licensor's liability arises from Licensee's use of the Licensed Marks under this License, (ii) any breach of any representation or warranty made by Licensee under this License, or (iii) any failure by Licensee to perform or fulfill any of its covenants or agreements set forth in this License.

     7.3 NOTICE OF CLAIMS. If Licensor or Licensee believes that it has suffered or incurred any liability and cost covered by Section 7.1 or 7.2, as the case may be ("Covered Liability and Costs"), such party shall notify the other promptly in writing describing such Covered Liability and Costs, the amount thereof, if known, and the method of computation of Covered Liability and Costs, all within reasonable particularity and containing references to the provisions of this License in respect of which such Covered Liability and Costs occurred. If any action at law or suit in equity is instituted by any third party with respect to which either party hereto intends to make a claim for liability or cost as Covered Liability and Costs under this Article, such party shall promptly notify the indemnifying party of such action or suit.

     7.4 THIRD-PARTY ACTIONS. In connection with any third-party action in which an indemnified party hereunder seeks indemnity for any Covered Liability and Costs, the indemnifying party shall have the right to conduct and control, through counsel of its own choosing, any such third-party claim, action or suit, but the indemnified party may, at its election, participate in the defense of any such claim, action or suit at its sole cost and expense; PROVIDED, HOWEVER, that if the indemnifying party shall fail to defend any such third-party claim, action or suit, then the indemnified party may defend, through counsel of its own choosing, such claim, action or suit and (so long as it gives the indemnifying party at least 15 days written notice of the terms of the proposed settlement thereof and permits the indemnifying party then to undertake the defense thereof) to settle such claim, action or suit, and to recover from the indemnifying party the amount of such settlement or of any judgment and the costs and expenses of such defense, including reasonable attorneys' fees.

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                                  ARTICLE VIII

                                  MISCELLANEOUS

     8.1  TERMINATION BY LICENSOR.

          (a) Licensor may terminate this License in accordance with the next following sentence if Licensee fails to make any required royalty payments or deliver any required royalty statements. In the event Licensee does not cure such failure within 15 calendar days after receipt from Licensor of a written notice indicating Licensor's intention to terminate this License pursuant to this Section 8.1, then Licensor may terminate this License not earlier than 60 calendar days following the expiration of such 15-day period by giving Licensor written notice of such termination.

          (b) In addition, Licensor may terminate this License by giving Licensee written notice if either of the following events occurs: (i) a majority of the issued and outstanding voting stock of Licensee is acquired by a Competitor of Licensor or by an Affiliate of a Competitor of Licensor or
(ii) Licensee merges with or consolidates with a Competitor of Licensor or an Affiliate of a Competitor of Licensor, and a majority of the board of directors of the surviving corporation in such merger or consolidation does not consist of persons designated by Licensee. For purposes of this Section 8.1(b), a "Competitor of Licensor" shall be defined as any person, corporation or entity that manufactures and sells products of a type that are also manufactured and sold by Licensor (such types of products being referred to herein as the "Overlapping Products"), but only if (A) the Overlapping Products are directly competitive and (B) the revenues derived from the sale of Overlapping Products by each of such person, corporation or entity, on the one hand, and Licensor, on the other hand, exceeded 15% of its total revenues for its most recently completed fiscal year. For purposes of this Section 8.1(b), the term "Affiliate" shall have the meaning ascribed such term in Rule 405 promulgated under the Securities Act of 1933, as amended.

     8.2 TERMINATION BY EITHER PARTY. Either party may terminate this License by giving the other party written notice if the non-terminating party fails to comply in any material respect with any provision of this License (other than a royalty obligation by Licensee). In the event any such written notice is given, this License shall terminate 90 calendar days after the receipt thereof by the non-terminating party unless the non-terminating party cures the failure within such 90-day period.

     8.3  TERMINATION IN LICENSOR'S BANKRUPTCY.   The parties acknowledge the
substantial length of the term of this License and anticipate that, during such term, Licensee will invest in and develop a substantial business in Licensed Products that depends upon this License. The parties anticipate that the termination of this License, except as provided for in Sections 8.1 and 8.2 of this License, would cause material damage to Licensee and its business that is impossible to quantify. The parties therefore agree that, in the event of a proceeding under Title 11, United States Code, in which the Licensor is the debtor, the parties intend that the provisions of section 365(n) of the Bankruptcy Code, 11 U.S.C. Section 365(n), shall apply to this License and hereby consent to such application.

     8.4 EFFECT OF TERMINATION AND DISPOSAL OF INVENTORY. The termination of this License shall not affect any payment or performance obligation accruing or arising prior to such termination, including without limitation any royalty payment obligation. Upon the termination of this License, (i) the license and all other rights granted to Licensee hereunder shall immediately cease and terminate, (ii) Licensee shall thereafter discontinue all use of the Licensed Marks and all content specifications or other manufacturing information provided by Licensor hereunder and shall no longer have the right to use the Licensed Marks, or any variation or simulation thereof or any mark or designs confusingly similar thereto, whether for advertising, promotion or otherwise, or any content specifications or other manufacturing information provided by Licensor hereunder, and (iii) any and all rights granted to Licensee by this License shall thereupon revert to Licensor. Notwithstanding the preceding sentence, upon the termination for any reason of this License, Licensee shall have the right to dispose of all Licensed Products which are on hand, in the process of manufacture or for which specially manufactured raw materials have been purchased. Licensee shall pay to Licensor a royalty on the sale of such Licensed Products at the rate applicable at the time of termination and under the terms and conditions of this License, and the provisions of Sections 2.3, 4.5, 4.6, 5.4, 5.5, 6.4 and 6.5 shall continue to apply with respect to the sale of such Licensed Products.

     8.5 ASSIGNMENT. Neither this License nor any of the rights or obligations hereunder may be assigned by either party hereto without the prior written consent of the other party hereto; except, that Licensee may, without such consent, assign all such rights and obligations to a direct or indirect wholly-owned subsidiary or subsidiaries of Licensee or to a successor to the business of Licensee which shall assume all obligations and liabilities hereunder, but without releasing Licensee with respect to any such obligations or liabilities except with the prior written consent of Licensor in its sole discretion. Subject to the foregoing, this License shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and no other person shall have any right, benefit or obligation hereunder.

     8.6 NOTICES. Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by either party hereto to the other shall be in writing and shall be deemed to have been duly given when delivered in person or when dispatched by electronic facsimile transfer (confirmed in writing by mail simultaneously dispatched) or one business day after having been dispatched by a nationally recognized overnight courier service to the appropriate party at the address specified below:

          If to Licensor, addressed to:

               Fieldcrest Cannon, Inc.
               One Lake Drive
               Kannapolis, North Carolina  28081
               Facsimile No: (704) 939-4031
               Attention:  Kevin M. Finlay

          With a copy to:

               Fieldcrest Cannon, Inc.
               326 East Stadium Drive
               Eden, North Carolina  27288
               Facsimile No: (910) 627-3109
               Attention:  M. Kenneth Doss
                           General Counsel

          If to Licensee, addressed to:

               Pillowtex Corporation
               4111 Mint Way
               Dallas, Texas  75237
               Facsimile No:  (214) 330-6016
               Attention:  Charles M. Hansen, Jr.
                           Chairman and Chief Executive Officer

          With a copy to:

               Pillowtex Corporation
               4111 Mint Way
               Dallas, Texas  75237
               Facsimile No:  (214) 339-8565
               Attention:  Jeffrey D. Cordes
                           Executive Vice President and
                             Chief Financial Officer

or to such other address and with such other copies as either party may designate as to itself by like notice to the other.

     8.7 CHOICE OF LAW. This License shall be construed and interpreted, and the rights of the parties determined, in accordance with the laws of the State of North Carolina (without reference to the choice of law provisions thereof). Any case, claim or action arising under or with respect to this License or respecting the construction or enforcement thereof shall be brought only in the Superior Court sitting in Rockingham County, North Carolina, or in the Federal District Court for the Middle District of North Carolina. Each of the parties expressly consents to the personal jurisdiction and venue of such courts.

8.8  ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS.

     (a) This License, together with the schedule hereto, constitutes the entire agreement by and between the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of such parties, including without limitation that certain letter of intent dated September 4, 1996, by and between the parties. Without limiting the generality or effect of the foregoing, this License supersedes all trademark license agreements between the parties in effect as of the date of this License (the "Prior Licenses"), which are hereby terminated, and the parties shall have no further rights or obligations under the Prior License as of the date of this License.

     (b) No amendment, supplement or modification of this License or any provision hereof shall be binding unless executed in writing by both parties.
No waiver of any provision of this License shall be binding unless evidenced by a writing signed by the party waiving compliance with such provision. No waiver of any of the provisions of this License shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

     8.9 EXPENSES. Except as otherwise specified herein, each party hereto shall pay its own legal, accounting and other out-of-pocket expenses incident to this License and to any action taken by such party in preparation for carrying this License into effect.

     8.10 SEVERABILITY. If any term or other provision of this License is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this License shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party hereto.

     8.11 REMEDIES. No remedy conferred by any of the specific provisions of this License is intended to be exclusive of any other remedy, and each remedy shall be cumulative and shall be in addition to every other remedy provided for hereunder or existing from time to time at law or in equity or by statute or otherwise.

The election of any one or more remedies shall not constitute a waiver of the right to pursue other available remedies.

     8.12 FURTHER ASSURANCES. From time to time, as and when requested by either party hereto, the other party hereto shall execute and deliver, or cause to be executed and delivered, all such documents and instruments as may be reasonably necessary to consummate the transactions contemplated by this License and to fully effectuate the purposes and intent hereof.

     8.13 TITLES. The titles, captions or headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this License.

     8.14 CONFIDENTIAL INFORMATION. Each party hereto acknowledges that, in the performance of obligations under this License, it will have access to confidential information relating to the other party. Except as otherwise expressly provided herein or as required by law, each party shall treat such information as confidential, shall preserve the confidentiality thereof and shall not duplicate or disclose such information, except to advisors, consultants and affiliates who also agree to treat such information as confidential. Notwithstanding the preceding sentence, neither party (nor their advisors, consultants or affiliates) shall be obligated to keep confidential any information which:

     (a) is known to it (as evidenced by its written records) prior to the receipt thereof from the other,

     (b) is disclosed to it by a third party without any knowledge of the recipient party of the existence of any obligation of the third party not to disclose such information; or

     (c) without any fault on the recipient's party's part, is in the public domain or becomes generally known.

     8.15 MULTIPLE COUNTERPARTS. This License may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     8.16 SURVIVAL OF CERTAIN PROVISIONS. The provisions of the last sentence of Section 4.3(b), the second sentence of Section

4.5 and the second and third sentences of Section 4.6, and the provisions of Sections 7.1 through 7.4 (inclusive), 8.4 and 8.14, shall survive any termination of this License.

     8.17 INSURANCE. Throughout the term of this License, Licensee shall maintain a public liability insurance policy including products liability coverage with respect to the Licensed Products and contractual liability coverage relating to this License. Such insurance shall have policy limits of no less than $10,000,000. Such policy shall name Licensor as an additional insured and loss payee, and shall include a provision requiring the carrier to notify Licensor in writing at least 30 calendar days prior to any cancellation, termination or modification of such insurance coverage. Within 10 days following the date hereof and upon any subsequent request by Licensor, Licensee will deliver to Licensor a certificate of insurance verifying the foregoing insurance coverage.

     IN WITNESS WHEREOF, the parties hereto have caused this License to be duly executed on their respective behalf, by their respective officers thereunto duly authorized, in multiple originals, all as of the day and year first above written.

                                        FIELDCREST CANNON, INC.



                                        By:
                                           --------------------------------
                                        Name:
                                             ------------------------------
                                        Title:
                                             ------------------------------

ATTEST:

---------------------------------
Secretary

                                        PILLOWTEX CORPORATION

                                        By:
                                           --------------------------------
                                        Name:
                                             ------------------------------
                                        Title:
                                             ------------------------------

ATTEST:

---------------------------------
Secretary